Exhibit 10(b)


                        CONSTELLATION ENERGY GROUP, INC.

                            LONG-TERM INCENTIVE PLAN


SECTION ONE.      PURPOSE OF PLAN.

         The purpose of the Constellation Energy Group, Inc. Long-Term Incentive Plan is to increase the ownership of Constellation Energy Group, Inc. common stock by those key employees who are mainly responsible for the continued growth and development and financial success of the Company and its subsidiaries, and to attract and retain such employees and reward them for the continued profitable performance of Constellation Energy Group, Inc. and its subsidiaries.

SECTION TWO.      DEFINITIONS.

         The following definitions are applicable herein:

         A.  "Award"  means,   individually  or  collectively,   Options,  Stock
Appreciation Rights or Restricted Stock granted hereunder.

         B. "Board" means the Board of Directors of the Company.

         C. "Book Value" means the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

         D. "Code" means the Internal Revenue Code of 1954, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

         E. "Committee" means the Committee of the Board referred to in Section Four.

         F. "Company" means Constellation Energy Group, Inc. or its successors, including any "New Company" as provided in Section Eleven I.

         G. "Date of Disability" means the date on which a Participant is classified as Disabled.

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         H. "Date of Grant"  means the date on which the granting of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

         I.  "Date  of  Retirement"  means  the  date  of  Retirement  or  Early
Retirement.

         J. "Disability" or "Disabled" means the classification of a Participant as "disabled" pursuant to Section 2.0 (iii) of the Long Term Disability Plan of Constellation Energy Group, Inc. or any amendment or successor provision to such section of such Plan.

         K. "Early Retirement" means the retirement of an employee prior to the Normal Retirement Date.

         L. "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

         M. "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

         N. "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold regular way on the New York Stock Exchange-Composite Transactions on a specified date.

         0. "Incentive Stock Option" means an incentive stock option within the meaning of Section 422A of the Code.

         P. "Normal Retirement Date" is the retirement date as described in the Company's or Subsidiary's retirement or pension plan.

         Q. "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section Eight.

         R. "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section Eight E.

         S. "Participant" means an employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation


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Right or a Restricted Stock Award under this Plan.

         T.  "Plan"  means  the  Constellation   Energy  Group,  Inc.  Long-Term
Incentive Plan.

         U. "Restricted Stock" means an Award granted under Section Seven.

         V. "Retirement" means retirement on or after the "Normal Retirement Date" (as such term is defined in the Company's or Subsidiary's pension or retirement plan).

         W. "Stock" means the common stock, without par value, of the Company.

         X. "Stock Appreciation Right" means an Award granted to a participant under Section Nine.

         Y. "Subsidiary" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         Z. "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of Death, Disability, Retirement or Early Retirement.

SECTION THREE.  EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL.

         A. Effective Date and Stockholder Approval. This Plan has been transferred from Baltimore Gas and Electric Company (BGE) to CEG effective April 30, 1999 in connection with a share exchange between CEG and the common stockholders of BGE. The Plan was approved by a majority of the outstanding shares of common stock of BGE voted at the 1986 Annual Meeting of Stockholders, and became effective as of October 1, 1985.

         B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after October 1, 1985.

         C. Termination. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

         D. Grants Outstanding. Grants outstanding at the effective time of the share exchange between CEG and the common stockholders of Baltimore Gas and Electric Company (BGE) will be converted from BGE common stock-based grants to CEG common


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stock-based grants.

SECTION FOUR.    ADMINISTRATION.

         The Plan shall be administered by the Board; provided, however, that the Board in its discretion may delegate its authority in this respect to a Committee, consisting of not less than three members of the Board who are not eligible for grants hereunder, for the purpose of administering the Plan. Except as otherwise provided by the Board, such Committee shall have all of the powers (other than amending this Plan as provided in Section Ten, delegating its authority pursuant to this Section Four or approving the issuance of Stock) respecting the Plan. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Board or said Committee, as the case may be. Such determination shall be final and binding upon all parties affected thereby.

SECTION FIVE.   GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED.

         The Board may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Eleven H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed one million (1,000,000) shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Board shall take into account a Participant's responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations as it deems appropriate.

SECTION SIX.      ELIGIBILITY.

         Key employees of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) who, in the opinion of the Board, are mainly responsible for the


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continued  growth and development  and financial  success of the business of the
Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Board shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the number of shares to be granted. No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

SECTION SEVEN.    RESTRICTED STOCK AWARDS.

         A. Grants of Restricted Shares. An Award made pursuant to this Section Seven shall be granted to a Participant in the form of shares of Stock, restricted as provided in this Section Seven. The Restricted Shares shall be issued to the Participant without the payment of consideration by the
Participant. The Restricted Shares shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Shares until the expiration of the restriction period.

        The Board may also impose such other restrictions and conditions on the Restricted Shares as it deems appropriate.

         Upon issuance to the Participant of the Award, the Participant shall have the right to vote the Restricted Shares and receive the cash dividends distributable with respect to such shares, such dividends to be treated as compensation to the Participant.

         B. Restriction Period. At the time a Restricted Stock Award is made, the Board shall establish a restriction period applicable to such Award which shall be not less than three years and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Board. Notwithstanding the other provisions of this Section Seven B, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Board, in its sole discretion, may change or eliminate the restriction period.

         C. Forfeiture or Payout of Award. In the event a participant ceases employment during a restriction period, a Restricted Stock Award is subject to forfeiture or payout (i.e. removal of restrictions) as follows:

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                  (i)      Termination  - the  Restricted  Stock  Award would be
                           completely forfeited.

                  (ii) Retirement - payout of the Restricted Stock Award would be prorated for service during the period.

                  (iii)    Early Retirement

                           - if at the Participant's  request,  the Restricted
                             Stock  Award would be completely forfeited; or

                           - if  at  the  Company's   request,   payout  of  the
                             Restricted   Stock  Award  would  be  prorated  for
                             service during the period.

                  (iv) Disability - payout of the Restricted Stock Award would be prorated as if the Participant had maintained active employment until the Normal Retirement Date.

                  (v) Death - payout of the Restricted Stock Award would be prorated for service during the period.

         In any instance where payout of a Restricted Stock Award is to be prorated, the Board may choose to provide the Participant (or the Participant's estate) with the entire Award rather than the prorated portion thereof.

         Any Restricted Shares which are forfeited will be transferred to the Company.

         Upon completion of the restriction period, all restrictions upon the Award will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section A. As a condition precedent to receipt of the new certificates, the Participant (or the Participant's designated beneficiary or personal representative) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such Restricted Shares.

         D. Waiver of Section 83(b) Election. As a condition of receiving an Award of Restricted Shares, a Participant shall waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Shares as income on the Date of Grant.

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

  SECTION EIGHT.    STOCK OPTIONS.

         A. Grant of Option. One or more Options may be granted to any Eligible Employee.

         B. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Participant containing provisions determined by the Board, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422A of the Code; provided, however, that each Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable either in total or in part with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise; (iii) each Option shall cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options shall not be transferable by the Participant except by Will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Board, in its sole discretion, may declare any previously granted Option to be immediately exercisable.

         C. Option Price. The Option price per share of Stock shall be set by the grant, but shall be not less than 100% of the Fair Market Value at the Date of Grant.

         D. Form of Payment. At the time of the exercise of the Option, the Option price shall be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock. When Stock is used in full or partial payment of the Option price, it shall be valued at the Fair Market Value on the date the Option is exercised.

         E. Other Terms and Conditions. The Option shall become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set


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forth in the Stock Option  Agreement  upon payment in full.  Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

         F. Lapse of Option. An Option will lapse upon the first occurrence of one of the following circumstances: (i) 10 years from the Date of Grant; (ii) on the 90th day following the Participant's Date of Retirement; (iii) at the time of a Participant's Termination; or (iv) at the expiration of the Option Period set by the grant. If, however, the Participant dies within the Option Period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the Option Period or one year from the date of the Participant's death, whichever is earlier, by the Participant's legal representative or representatives or by the person or persons entitled to do so under the Participant's Will or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

          G. Special Limitations or Exercise of Incentive Stock Options. Notwithstanding any other provisions of the Plan, all Incentive Stock Options must be exercised in the same order or sequence in which they were granted, and no portion of any Incentive Stock Option may be exercised if at that time there are unexercised Incentive Stock Options for which the Date of Grant is earlier than the Date of Grant of the Incentive Stock Option in question.

         H. Individual Dollar Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which any employee may be granted Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year shall not exceed $100,000 (or such other individual grant limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

SECTION NINE.  STOCK APPRECIATION RIGHTS.

         A. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the


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Plan as the Board shall impose.

         B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option shall be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates shall not be exercisable during the six months following their respective Dates of Grant except in the event of the participant's Disability or death. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Board, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

         C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right shall be deemed to have been exercised by the Participant on the last day of the Option period or Award Period.

         D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option shall entitle the participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the greater of (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant shall receive for each Stock Appreciation Right payment (in cash or stock or a combination thereof as described below) equal to the greater of (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant


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of the Stock  Appreciation  Right, of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

         If the Participant elects to receive cash in full or partial settlement of the Stock Appreciation Right (i) the Board must consent to or disapprove such election and (ii) the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         E.   Nontransferable.   A  Stock   Appreciation   Right  shall  not  be
transferable by the Participant except by Will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

         F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the first occurrence of one of the following circumstances: (i) 10 years from the Date of Grant; (ii) on the 90th day following the Participant's Date of Retirement; (iii) at the time of a Participant's Termination; or (iv) at the expiration of the Exercise Period, as set by the grant. If, however, the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, then the Stock Appreciation Right shall lapse unless it is exercised within the Exercise Period or one year from the date of the Participant's death, whichever is earlier, by the Participants legal representative or representatives or by the person or persons entitled to do so under the Participant's Will or, if the Participant shall fail to make testamentary disposition of the Stock Appreciation Right or shall die intestate, by the person or persons entitled to receive the Stock Appreciation Right under the applicable laws of descent


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and distribution.

SECTION TEN.  AMENDMENT OF PLAN.

         The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants pursuant to the Plan, materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section Eleven H), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; and (ii) no such action may be taken without the consent of the Participant to whom any award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

SECTION ELEVEN.  MISCELLANEOUS PROVISIONS.

         A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

         B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

         C. Tax Withholding. Either the company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the


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Company or a Subsidiary, as appropriate,  the amount of any such taxes which the
Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

         D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

         E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

         F. Indemnification. Each person who is or at any time serves as a member of the Board (and each person or Committee to whom the Board or any member thereof has delegated any of its authority or power under this Plan pursuant to Section Four) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or


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otherwise,  or any power that the Company may have to  indemnify  such person or hold such person harmless.

         G. Reliance on Reports. Each member of the Board (and each person or Committee to whom the Board or any member thereof has delegated any of its authority or power under this Plan pursuant to Section Four) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         H. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

         I. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this plan.

         J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

         K. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any subsidiary.

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         L.  Expenses.  The  expenses  of  administering  the  Plan  shall be borne  by the  Company  and its Subsidiaries.

         M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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